                           EXHIBIT 24

                       POWER OF ATTORNEY

                       POWER OF ATTORNEY               Exhibit 24



KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres and David J. Kvapil, or any of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 1997 of Southern Union Company, a Delaware corporation, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange.

Dated:    September 15, 1997


JOHN E. BRENNAN                     GEORGE L. LINDEMANN
---------------                     -------------------
John E. Brennan                     George L. Lindemann



FRANK W. DENIUS                     ROGER J. PEARSON
---------------                     ----------------
Frank W. Denius                     Roger J. Pearson



AARON I. FLEISCHMAN                 GEORGE ROUNTREE, III
-------------------                 --------------------
Aaron I. Fleischman                 George Rountree, III



ADAM M. LINDEMANN                   DAN K. WASSONG
-----------------                   --------------
Adam M. Lindemann                   Dan K. Wassong



KURT A. GITTER, M.D.
--------------------
Kurt A. Gitter